UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 15, 2018

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

16772 West Bell Road, Suite 110-471 in Surprise, Arizona 85374	18662 MacAurther Boulevard, Suite 200 in Irvine, California 92612	34225 N. 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ADDRESS OF FORMER PRINCIPAL EXECUTIVE OFFICES)	(ADDRESS OF FORMER PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 13, 2018, the Board of Directors for Corix Bioscience, Inc., a Wyoming corporation (the “Company”), terminated the employment of Chief Executive Officer Michael Ogburn following a special meeting of the Board of Directors held the same day. The Board of Directors might, in the future, retain Mr. Ogburn as a subcontractor to aid the Company with certain transactions, however no decisions have been made regarding any potential subcontractor agreement as of the date of this Current Report. The Board of Directors is in the process of interviewing candidates to serve as interim Chief Executive Officer and Chief Financial Officer.

Following Mr. Ogburn’s termination, Mr. Ogburn submitted a Letter of Resignation, which is attached hereto as an exhibit.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

The Board of Directors Approve Compensation Plans

On June 8, 2018, the Board of Directors for the Company approved compensation plans for its Board of Directors pursuant to Article III, Section 12 of the Company’s Bylaws and the applicable Wyoming statutes. Specifically, the Board of Directors approved a payment of $31,000, and issuance of 124,000 shares of common stock in the Company to Brian Werner, with Mr. Werner abstaining from the vote. The Board of Directors also approved a payment of $62,000 in compensation to Ken Hedrick, with Mr. Hedrick abstaining from the vote, pursuant to not only the Bylaws and Wyoming statute, but also his Director Advisory Agreement disclosed in prior filings by the Company.

Clarifications Regarding Previously Issued Press Releases

In May and June of 2018, as part of its ongoing internal review in setting up procedures to improve internal controls, the Board of Directors conducted a review of press releases issued by Mr. Ogburn, as the former Chairman of the Board and Chief Executive Officer, from March 1, 2017 through the present.

On May 12, 2017, the Company published a press released titled “American Housing Income Trust, Inc., Approves Change of Company Name and Symbol.” The press release stated that the Company had merged with IX Biotechnology Inc. (“IXB”) and assumed IXB’s business relationships and land leases with Native American Indian Tribe Members. Mr. Ogburn had been quoted as stating, “[IXB] had the foundation and beginning stages of the model in process, and together with the AHIT team and its assets, we can see the vision through and become the largest CBD producer in the country.” The Board of Directors has recently concluded that IXB might have had informal business relationships with “Native American Indian Tribe Members,” but no actual existing contractual relationships. The Board of Directors is of the opinion that the subsequent disclosures from August 7, 2017 and February 26, 2018 regarding the Farm Lease, and the inability of the Company to rely on the Farm Lease as a binding farming agreement remains accurate as of the date of this filing.

On June 5, 2017, the Company issued a press release titled “Corix Bioscience Announces Contract with Segra International, Inc,” stating in pertinent part, that the Company had contracted with Segra International Inc. to plan and construct a state-of-the-art tissue culture facility in Northern Nevada, and that the Company “…currently has over 200 acres of industrial hemp contracted that will sold as both dry flower and refined into CBD oil this fall.” As a result of its internal investigation, the Board of Directors has determined that: (1) the agreement between the Company and Segra International, Inc., did not close and was not finalized, (2) the Company has not constructed a “tissue culture facility,” and (3) the Company, while it intended to develop a fully integrated process of growing and manufacturing cannabinoids, did not have systems in place at the time of this press release was issued. The Board of Directors advises that the public should not rely on these representations.

On August 11, 2017, the Company issued a press release titled “Corix Bioscience Announces New Tissue Culture and Research Lab.” The press release announced that the Company would be “…[moving] their tissue cell culture and research divisions into a new 10,122 square foot laboratory in Carson City, Nevada on a three-year lease.” This disclosure is accurate and the Company is current on its lease. However, the Company has not yet set up the requisite operations to, “…produce over 3 million plantlets in the immediate future and set them up to double that in the second full year” or commence with growing, at this time, as announced by Mr. Ogburn in the release.

In addition, the August 11, 2017 press release, and the Form 8-K filed shortly thereafter, had disclosed the agreement between the Company and Positively Green Organics (“PGO”). The Board of Directors has determined that, although significant negotiations between Mr. Ogburn and PGO took place, the actual agreement previously disclosed has not been performed by the parties, and thus any representation regarding joint operations with PGO cannot be relied upon at this time.

On September 7, 2017, the Company issued a press release titled “Corix Enters California Cannabis Market Adding 3 Licenses.” The Board of Directors has concluded that, while the Company and Brand E&B Investments, LLC engaged in negotiations regarding the Company’s purchase of the licenses identified in the press release, the Board of Directors cannot, at this time, confirm that the sale closed or the licenses transferred. As such, the Board of Directors advises that the public should not rely on the representations in this press release.

On October 5, 2017, the Company issued a press release titled “Corix Bioscience Inc. to Purchase 46,060 Square Foot Research Facility.” The press release disclosed the agreement to purchase a facility in Carson City, Nevada with an expected closing date of November 4, 2017. The Board of Directors has concluded, based on information currently available, that the Company has no further purchase obligations under the purchase agreement disclosed earlier.

On November 2, 2017, CFN Media issued a press release titled “Corix Looks to Standardize CBD for Athletes – CFN Media.” The press release stated, in pertinent part, that the Company “…currently grows industrial hemp on a 160-acre hemp farm in Genoa, Nevada that is expected to harvest 250,000 pounds of dry flower for extraction into oil, complemented by an 11,000 sq. ft. laboratory in Carson City, NV for genetic research and tissue culture. It's also under contract for a 46,000 sq. ft. building in Carson City that will be used for R&D and cultivation of hemp year round, and leases a 21,500 sq. ft. cannabis research grow facility in Adelanto, CA on nine acres.” As a result of its internal investigation, the Board of Directors has determined that, at the time of this press release, the Company: (1) was not growing industrial hemp or cannabis, (2) had not purchased or began constructing the “genetic research and tissue culture” laboratory identified in this press release, and (3) did not hold any valid licenses to cultivate, handle, transport, process, distribute, export, or sell hemp or cannabis in Nevada or any other state in the United States. As such, the Board of Directors advises that the public should not rely on the representations in this press release.

On November 17, 2017, the Company issued a press release titled “Corix Bioscience to Co-Sponsor #90 NASCAR Xfinity Car with Joe DiMaggio Children’s Hospital.” The press release stated, in part, that, “Champ RX, a professional boxer-owned company with over 30 title belts between them has partnered with Corix and will have several Boxers and MMA Fighters on hand to tour DiMaggio Children's Hospital the morning of the race.” As a result of its internal investigation, the Board of Directors has determined that, at the time of this press release, the Company had not officially partnered with Champ RX, i.e. had entered into a definitive operating agreement or related agreement memorializing the parties’ relationship; however, the Board of Directors has concluded that Mr. Ogburn was indeed negotiating the terms of the operating agreement with Champ RX on behalf of the Company. This Operating Agreement was eventually executed on December 14, 2017. Additionally, the Company’s representation in the press release that, at the time, it was “growing” hemp or cannabis, or operated a laboratory and processing center in Carson City, Nevada, was not accurate.

On January 16, 2018, CFN Media issued a press release titled “Global CBD Market Yields Great Opportunities – CNF Media.” The press release stated, in part, that the Company was “…[aiming] to become a leader in the industry with existing hemp farming operations and extensive distribution capabilities.” Though the Company believes that this was indeed the intent of the Company at the time of the release, the Company had not been growing, manufacturing, or processing industrial hemp or cannabis, and did not have an “existing” hemp farming operation, though the Company had entered into a lease for the Carson City facility.

On January 18, 2018, CFN Media issued a press release titled “Global CBD Market Yields Great Opportunities – CNF Media.” The press release stated, in part, “[The Company] today announced that it will joint venture with ChampRX for its products.” As a result of its internal investigation, the Board of Directors has determined that, while the Company has not entered into an actual “joint venture agreement” with ChampRX; rather, the Company had purchased twenty-five percent (25%) of the issued and outstanding units in ChampRX. This Operating Agreement was eventually executed on December 14, 2017 (enclosed herein) and just recently produced to the Board of Directors.

On February 6, 2018, the Company issued a press release titled “Corix Bioscience Quarterly Shareholder Update.” The press release stated, in part:

Corix Bioscience Inc. (OTCQB: CXBS) has had a tremendous quarter to end the year of 2017, prompting this announcement to communicate current successes and future milestones.

Highlights from the past 3 months include:

▪	Rewarding harvest of industrial hemp in Carson City, Nevada
▪	Purchased $1mm worth of processing equipment fully in cash (without financing)
▪	Acquired Pharmaceutical Development Corp LTD in Lesotho, South Africa
▪	Shipped our first set of samples to Switzerland and began marketing in the European market
▪	Created Joint Venture with ChampRX

With top leading industry experts on their agricultural team and advanced seed genetics, Corix had a banner late harvest in Carson City, Nevada to close out 2017. Corix was able to excel in both quality and quantity in the cultivation of industrial hemp. The rewarding harvest not only proved their capabilities in cultivation, but the substantial inventory also became a promising start for 2018.

Corix has also scaled their manufacturing divisions with major equipment purchases and upgrades. Corix has obtained over $1mm worth of proprietary and agricultural equipment, all paid in full and without financing. These upgrades include a new trimming line, a new packaging line, stripping equipment, drying and preservation systems, post-processing equipment for CBD isolate, and Genius extraction equipment. Machinery of this scale paired up with their strong raw inventory, Corix has increased their overall capacity, will allow them to complete demands they could not fulfill in the past, and facilitate the continuous new incoming orders.

In terms of international sales, Corix Bioscience spent the last three months of 2017 paving way for the global market. By acquiring Pharmaceutical Development Corp LTD in South Africa, Corix has attained the first license issued by the Government of Lesotho that enables them to import and the export cannabis and cannabis resin in various forms. Corix also has an export license that allows them to export cannabis and CBD products to approximately 30 plus different countries in the EU, Canada, Australia, Mexico, Brazil and New Zealand. In the past quarter, Corix also shipped out their first sample order to Switzerland, as a first step into the European market.

Corix also solidified their joint venture with ChampRX for its products. Corix will be their official CBD manufacturer and a 25% equity holder in ChampRX. Both companies will be ring sponsors for Shannon Briggs's next title fight. Corix will also have access to the marketing for ChampRX and its partners. Under the terms of the agreement, Corix will provide the science and manufacturing behind the products and ChampRX will market and promote the product.

ChampRX is composed of several current and former boxers. This includes many title holders including 2X Heavyweight Champion Shannon Briggs, 2X Heavyweight Champion Chris Byrd with several other Olympic and Boxing Champions including Lamon Brewster, Montell Griffin and Ray Mercer, each multiple boxing champion. For more information visit their website at ChampRXCBD.com.

Corix has had a promising fourth quarter with strong synergies carrying into 2018. Corix is more than well-prepared for the new year and is well on their way to achieve their ultimate goals.

As a result of its internal investigation, the Board of Directors has determined that, at the time of this press release, the Company was not growing, manufacturing, or processing industrial hemp or cannabis, and did not have an “existing” hemp farming operation, though the Company had entered into a lease for the Carson City facility. The Board of Directors could not confirm that the Company harvested any plants from the Carson City facility in the fall of 2017. Additionally, as disclosed above, the partnership with ChampRX was not finalized at the time of this press release; however, the Operating Agreement was entered into on December 14, 2017.

On March 8, 2018, the Company issued a press release titled “Corix Bioscience Inc. Announces Its Strategic Entry into California Cannabis Market.” The press release stated, in part:

Corix Bioscience Inc. (OTCQB: CXBS), an emerging developer of proprietary cannabis and industrial hemp strains earmarked specifically for use in important healthcare applications, today announced that it has executed a definitive agreement to acquire a 60% interest in OG Group LLC, positioning Corix to play a leading role in the California cannabis market.

Corix CEO Michael Ogburn commented, “We are pleased to team up with the highly-regarded industry leaders at OG Group. This acquisition allows us to put licenses Corix already owns to significant use. OG Group will be utilizing more than $5 million worth of specialty processing equipment to service customer orders. Together we expect to positively impact the entire ecosystem of this business.”

OG Group is purchasing a principal operations facility in Adelanto, California. The building has 1,800 square feet immediately available for processing activities, with substantial room for enlarging to meet customer needs. The real estate also includes ~44,000 square feet that could be used for future cultivation. OG Group is funding all of the purchase and start-up costs of the Adelanto facility and real estate.

CEO Ogburn noted, “The legalization of medicinal and adult-use cannabis in California this year, paired with the cannabis licenses (cultivation, processing and distribution) that Corix holds in Adelanto, makes this acquisition particularly fortuitous and timely. In the context of a current highly-fragmented California market, the acquisition of OG Group could, within a short period of time, result in Corix being the leading cannabis extractor in the state.”

The all-stock acquisition of 60% of OG Group calls for 17,500,000 Corix common shares to be issued to the OG Group shareholders; with 5,000,000 shares issued upon closing the transaction, and 2,500,000 shares to be issued on each subsequent purchase anniversary for five years thereafter.

As a result of its internal investigation, the Board of Directors has determined that the Company and OG Group entered into a Stock Exchange Agreement, as previously disclosed; however, the Company has not closed due to ongoing due diligence. The Stock Exchange Agreement will not close until due diligence is complete and an attorney opinion letter is obtained regarding OG Group’s performance of the conditions precedent under the Stock Exchange Agreement. The Board of Directors advises that the public should not rely on the representations in this press release to the extent it states that the acquisition of OG Group has closed.

On March 20, 2018, the Company issued a press release titled “Corix Bioscience Announces Arrival of OG Group Personnel and Equipment in Adelanto; Installation of Custom-Made Extraction Systems Underway; Operating Team Targets Leadership Role in California Cannabis Industry.” The press release stated, in part:

Corix Bioscience Inc. (OTCQB: CXBS), an emerging developer of proprietary cannabis and industrial hemp strains earmarked specifically for use in important healthcare applications, today announced that the relocation of OG Group personnel and equipment from Colorado to California is proceeding smoothly.

Corix CEO Michael Ogburn stated, “We are excited that an iconic industry ‘Dream Team’ will be a vital part of Corix Bioscience going forward. I am confident that our joint efforts will result in significant value creation for all of our stakeholders.”

Subject to approval of its standard operating plan by the City of Adelanto, OG Group expects to be functioning near full strength in two to three weeks.

OG Group president Tim Chan said, “In 2018, the California cannabis industry should generate over $7 billion in revenue. Cultivators and distributors know that we have an unparalleled reputation for excellence with respect to the work we do and the results we achieve. We fully expect OG Group will be the leading cannabis extractor in the state this year.”

Anthony Smith, OG Group chief operating officer, commented, “The cannabis industry has not yet seen the unique technology we will utilize at scale in our Adelanto facility. The true extent of what we can do will soon be apparent, and we look forward to a robust demand for our array of value-added services.”

As a result of its internal investigation, as stated above, the public should not rely on any representation that there is a definitive operating agreement between the Company and OG Group, even though the parties have been in ongoing negotiations, and Mr. Werner has met with the principals of OG Group who have confirmed their intent in entering into a definitive operating agreement this quarter.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
99.1	Ogburn Resignation Letter
99.2	Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Brian Werner

Name:  Brian Werner

Title: Director

By:  /s/ Ken Hedrick

Name:  Ken Hedrick

Title: Director

Dated: June 18, 2018